Exhibit 23.2


                      CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement of ADDvantage Technologies Group, Inc. on Form S-3 of our report dated December 11, 2003, on the financial statements of ADDvantage Technologies Group, Inc. at September 30, 2003, and for the years ended September 30, 2003 and 2002, and to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Tullius, Taylor, Sartain & Sartain LLP

Tulsa, Oklahoma
October 27, 2004